Exhibit 99.2
Sierra Logic, Inc.
Index to Unaudited Financial Statements

Sierra Logic, Inc.
Unaudited Condensed Balance Sheet
June 30, 2006
(In thousands, except share data)

Assets
Current assets:
Cash and cash equivalents	$4,834
Accounts receivables	2,454
Inventories	2,035
Prepaid expenses and other current assets	344

Total current assets	9,667

Property and equipment, net	1,357
Other assets	18

$11,042

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$936
Accrued liabilities	2,309
Deferred revenue	748
Current portion of notes payable	1,913
Convertible preferred stock warrants	1,840

Total current liabilities	7,746

Notes payable	1,932

Convertible preferred stock, $0.001 par value; 56,813,624 shares authorized, 55,493,998 shares issued and outstanding (aggregate liquidation preference value of $32,252)	32,046

Stockholders’ deficit:
Common stock, $0.001 par value; 75,000,000 shares authorized, 10,358,600 shares issued and outstanding	10
Additional paid-in capital	273
Accumulated deficit	(30,965)

Total stockholders’ deficit	(30,682)

$11,042

The accompanying notes are an integral part of these financial statements.

Sierra Logic, Inc.
Unaudited Condensed Statements of Operations
(In thousands)

	Six-month Period Ended
	June 30, 2006	June 30, 2005
Net revenues	$11,945	$4,972
Cost of goods sold	5,227	1,892

Gross margin	6,718	3,080

Operating expenses:
Research and development	5,135	4,914
Selling, general and administrative	1,366	1,122

Total operating expenses	6,501	6,036

Income (loss) from operations	217	(2,956)
Interest expense	(1,376)	(4)
Income tax expense	(12)	—

Loss before cumulative effect of change in accounting principle	(1,171)	(2,960)

Cumulative effect of change in accounting principle	(465)	—

Net loss	$(1,636)	$(2,960)

The accompanying notes are an integral part of these financial statements.

Sierra Logic, Inc.
Unaudited Condensed Statements of Cash Flows
(In thousands)

	Six-month Period Ended
	June 30, 2006	June 30, 2005
Cash flows from operating activities:
Net loss	$(1,636)	$(2,960)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	429	405

Revaluation of preferred stock warrants to fair value	1,634	—
Share-based payment expense	31	—
Excess tax benefits from share-based payment	(12)	—
Non-cash interest amortization	51	9
Net changes in operating assets and liabilities:
Accounts receivable	525	(965)
Inventories	(1,687)	(408)
Prepaid expenses and other current assets	23	(48)
Accounts payable	(1,446)	174
Accrued liabilities	1,410	903
Deferred revenue	207	227

Net cash used in operating activities	(471)	(2,663)

Cash flows from investing activities:
Purchases of property and equipment	(262)	(337)

Net cash used in investing activities	(262)	(337)

Cash flows from financing activities:
Payment on notes payable	(765)	(406)
Excess tax benefits from stock-based compensation	12	—
Proceeds from exercises of stock options	24	6

Net cash used in financing activities	(729)	(400)

Net decrease in cash and cash equivalents	(1,462)	(3,400)

Cash and cash equivalents, beginning of period	6,296	7,736

Cash and cash equivalents, end of period	$4,834	$4,336

Supplemental disclosure of cash flow information:
Cash paid for interest	$343	$76
The accompanying notes are an integral part of these financial statements.

Sierra Logic, Inc.
Notes to Unaudited Condensed Financial Statements
June 30, 2006
1. Basis of Presentation
In the opinion of management of Sierra Logic, Inc. (“Sierra Logic” or the “Company”), the accompanying unaudited condensed financial statements contain all adjustments (which are normal recurring accruals) necessary to present fairly the Company’s financial position as of June 30, 2006 and its condensed statements of operations and cash flows for the six months ended June 30, 2006 and 2005. Interim results for the six months ended June 30, 2006, are not necessarily indicative of the results that may be expected for the year ending December 31, 2006. The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2005 contained elsewhere in this Amendment No. 1 to Current Report on Form 8-K/A.
2. Cumulative Effect of Change in Accounting Principle
On June 29, 2005, the Financial Accounting Standards Board (“FASB”) issued Staff Position 150-5, Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable (“FSP 150-5”). This Staff Position affirms that such warrants are subject to the requirements in Statement 150, regardless of the timing of the redemption feature or the redemption price and requires the Company to classify the warrants on preferred stock as liabilities and adjust the warrant instruments to fair value at each reporting period. The Company adopted FSP 150-5 and accounted for the cumulative effect of the change in accounting principle as of January 1, 2006. For the six months ended June 30, 2006, the impact of the change in accounting principle was to increase net loss by approximately $1,634,000. The impact consists of a $465,000 cumulative charge for adoption as of January 1, 2006, reflecting the fair value of the warrants as of that date, and $1,169,000 of additional expense that has been recorded in interest expense to reflect the increase in fair value between January 1, and June 30, 2006.
3. Share-Based Compensation
In December 2004, FASB issued SFAS No. 123R (revised 2004), Share-Based Payment, (“SFAS No. 123R”). SFAS No. 123R requires that the compensation cost related to share-based payment transactions, measured based on the fair value of the equity or liability instruments issued, be recognized in the financial statements. Determining the fair value of options using the Black-Scholes model requires subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated fair value on the grant date. The Company adopted SFAS No. 123R on January 1, 2006.
For the six months ended June 30, 2005, the Company accounted for its stock-based employee compensation plans using the intrinsic value method in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), which provides that no compensation expense is recognized for options granted with an exercise price equal to or greater than the market value of the underlying common stock on the date of grant, as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) and SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” (“SFAS No. 148”). Had compensation expense for the Company’s stock option plans been determined based upon the fair value at the grant date for awards under the plans, net loss would have been as follows:

3. Share-Based Compensation (continued)

Six Months
Ended
June 30, 2005
(in thousands)
Net loss, as reported	$(2,960)
Total stock-based employee compensation expense determined under the fair value based method for all awards	(39)

Pro forma net loss	$(2,999)

The fair value of the options was estimated at the date of grant using the Black-Scholes method with the following assumptions:

Expected volatility	0.5
Weighted average expected term (in years)	4.0
Expected dividends	—
Weighted average risk-free rate	3.0%
The weighted average grant-date fair value for options granted during the six months ended June 30, 2005 was $0.04.
Effective for the six months ended June 30, 2006, the Company adopted SFAS No. 123R and related guidance, using the modified prospective transition method which provides for only the unvested shares at January 1, 2006 and new or modified shares subsequent to January 1, 2006 to be measured and recognized at fair value. Previously, benefits of tax deductions in excess of recognized compensation costs were reported as operating cash flows. As a result of the adoption of SFAS No. 123R, such tax benefits, if any, would be reported as a financing cash inflow rather than as a reduction of taxes paid. The Company estimated the fair value of the options using the Black-Scholes option model with assumptions based on operations independent of Emulex.
At June 30, 2006, the Company had a stock option plan, which is described below. The total expense from share-based payment plans for the six months ended June 30, 2006 was approximately $31,000.
Stock Option Plan
Under the Company’s 2001 Stock Option Plan (the “Plan”), options must be issued at prices no less than the estimated fair value of the stock on the date of grant and are exercisable for a period not exceeding ten years from the date of grant. Options granted to stockholders who own greater than 10 percent of the outstanding stock at the time of grant are exercisable for a period not exceeding five years from the date of grant and must be issued at prices not less than 110 percent of the estimated fair value at the date of grant. Options granted to employees under the Plan generally vest over a four year period. Options granted to non-employees under the Plan vest over periods determined by the Company’s board of directors (generally four years).
The Plan allows the holder to exercise stock options prior to their vesting. The common stock received by the employee is restricted and follows the same vesting schedule as the originally granted option. In the event the employee terminates employment from the Company (whether voluntary or involuntary), the Company retains a right to repurchase the unvested common stock at the original option price. As of June 30, 2006, 80,001 shares previously exercised with a weighted average exercise price of $0.12 per share were subject to repurchase.
For the six months ended June 30, 2006, the assumptions utilized to calculate the fair value of options grants were:

Expected volatility	0.5
Expected term (in years)	4.0
Expected dividends	—
Risk-free rate	4.25%

3. Share-Based Compensation (continued)
A summary of option activity for the six months ended June 30, 2006, is as follows:

			Weighted
			Average	Aggregate
		Weighted	Remaining	Intrinsic
		Average	Contractual	Value
	Options	Exercise Price	Term (years)	(thousands)
Balance as of December 31, 2005	5,661,463	$0.07
Granted	161,000	0.29
Exercised	(213,142)	0.10

Balance as of June 30, 2006	5,609,321	$0.09	8.1	$583

Exercisable as of June 30, 2006	3,111,401	$0.08	7.8	$291

As of June 30, 2006, there was approximately $84,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of approximately 1.6 years. The weighted average fair value of option awards granted during the six months ended June 30, 2006, was $0.11.
The total intrinsic value of stock options exercised was approximately $24,000 during the six months ended June 30, 2006.
Cash received from share option exercises under stock-based payment plans for the six months ended June 30, 2006, was approximately $22,000. The actual tax benefit realized for the tax deductions from option exercise of stock-based payment plans totaled approximately $12,000 for the six months ended June 30, 2006.
As of June 30, 2006, the number of shares authorized is sufficient to cover future stock option exercises, and there are no stock repurchase programs authorized by the Board of Directors.